PRESS RELEASE
February 22, 2012

For Immediate Release

Naturally Advanced Technologies Named to the 2012 TSX Venture 50

Ranked 4th in the Clean Tech Sector

Victoria, B.C. and Portland, Ore. (February 22, 2012) - Naturally Advanced Technologies Inc. ("NAT" or the "Company") (TSXV: NAT) (OTCBB: NADVF), which produces and markets CRAiLAR(R), a natural fiber made from flax and other bast fibers, announced that TSX Venture Exchange has named the Company to its 2012 TSX Venture 50, a list assembled based on quantitative measurement of top performing publicly traded companies on the Toronto Stock Exchange (TSX). NAT was ranked fourth in Clean Tech sector.

The 2011 TSX Venture 50 is comprised of ten companies from each of five sectors: Clean Technology, Mining, Oil & Gas, Diversified Industries, and Technology & Life Sciences. The companies were chosen based on the following criteria with equal weight: share price appreciation, market capitalization growth, trading volume, and analyst coverage.

"It is a testament to the team and to our partners that we maintained a position among the TSX Venture 50 for the second consecutive year," said Guy Prevost, CFO of NAT. "The past year saw several significant milestones that laid the foundation for the future of NAT, and we anticipate being able to deliver additional milestones in the coming year that will continue to allow the company to make an impact in the world of natural fibers."

The company's performance against TSX Venture 50 criteria for the period closing December 2010 to closing December 2011 included:

  Price per share increase of 60% (C$1.40 to C$2.24)

  Market cap increase of 89% (C$47.3 million to C$90.1 million)

  A trading volume increase of 310% over 2010

   Initiation of coverage by Cormark Securities

NAT has developed the CRAiLAR process, which successfully removes the binding agents from flax that contribute to its stiff texture, and produces a fiber that has both the tensile strength and performance benefits of flax, and the comfort qualities of cotton.

About Naturally Advanced Technologies Inc.

Naturally Advanced Technologies Inc. develops renewable and environmentally sustainable biomass resources from flax, hemp and other bast fibers. The Company, through its wholly owned subsidiary, CRAiLAR(R) Fiber Technologies Inc., has developed proprietary technologies for production of bast fibers, cellulose pulp, and their resulting by-products in collaboration with Canada's National Research Council. CRAiLAR technology offers cost-effective and environmentally sustainable processing and production of natural, bast fibers resulting in increased performance characteristics for use in textile, industrial, energy, medical and composite material applications. The Company was founded in 1998 as a provider of environmentally friendly, socially responsible clothing. For more information, visit www.naturallyadvanced.com.

Neither the TSX Venture Exchange Inc. nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statement Disclaimer
This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: any market interruptions that may delay the trading of the Company's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition, regulatory restrictions and the loss of key employees. In addition, the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-K, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. The Company assumes no obligation to update the forward-looking statements.

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Media Contact:
Ryan Leverenz
Naturally Advanced Technologies
(415) 999-1418

ryan.leverenz(at)naturallyadvanced(dot)com

Investor Contact:
Rick Anguilla
Guidance Counsel
(503) 820-3565
ir(at)naturallyadvanced.com

Corporate Officer:
Guy Prevost
CFO
(866) 436-7869
ir(at)naturallyadvanced.com